Filed Pursuant to Rule 424(b)(5)
Registration No. 333-264433

Prospectus Supplement

(To Prospectus dated April 22, 2022)

AMTD IDEA Group

US$50,000,000 Class A Ordinary Shares

This prospectus supplement relates to the resale from time to time by the shareholders identified in the “Selling Shareholders” section and/or their affiliates in this prospectus supplement, or the selling shareholders, of Class A ordinary shares, par value US$0.0001 per share, of an aggregate value of up to US$50,000,000, which may be represented from time to time by American depositary shares, or ADSs. The Class A ordinary shares of an aggregate value of up to US$50,000,000 offered hereby consist of Class A ordinary shares that may be purchased by the selling shareholders from us from time to time at the purchase price and in the purchase amount determined in accordance with the share purchase agreement, dated April 26, 2022, by and among us, GEM Global Yield LLC SCS and GEM Yield Bahamas Limited, or the Share Purchase Agreement, subject to other terms and conditions therein. We will not receive any of the proceeds from the sale of securities by the selling shareholders.

Our ADSs are listed on the New York Stock Exchange under the symbol “AMTD.” On April 28, 2022, the last reported sale price of our ADSs on the New York Stock Exchange was US$2.21 per ADS. Each ADS represents one Class A ordinary share.

The selling shareholders may sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. See “Plan of Distribution” beginning on page S-26 for a more complete description of the ways in which the securities may be sold.

See “Risk Factors” beginning on page S-19 of this prospectus supplement and in any documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of certain risks that should be considered in connection with an investment in our Class A ordinary shares.

AMTD IDEA Group is not an operating company but a Cayman Islands holding company. Our operations are primarily conducted by our operating subsidiaries in Hong Kong and Singapore. Investors in our securities thus are purchasing equity interest in a Cayman Islands holding company and not in an operating entity. This structure involves unique risks to investors. As a holding company, AMTD IDEA Group may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends to AMTD IDEA Group may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. For a detailed description, see “Part I—Selected Financial Data—Selected Consolidated Financial Data” in our annual report on Form 20-F for the year ended December 31, 2021, or our 2021 Form 20-F, which is incorporated in the accompanying prospectus by reference. In addition, our strategic investment business is subject to liquidity risks, and we may need additional financing but may not be able to obtain it on favorable terms or at all, all of which may impose liquidity risks on us and adversely affect our ability to pay dividends to our shareholders.

Although we do not have any material operations in Mainland China or any variable interest entities in place, the business operations of an insignificant subsidiary and certain investee companies of ours are conducted in Mainland China. PRC laws do not currently prohibit direct foreign investment in our subsidiary or our investee companies in Mainland China, and our investors could potentially own equity interests in our subsidiary or our investee companies in Mainland China. Nonetheless, we, together with our subsidiary and our investee companies in Mainland China face risks and uncertainties associated with the complex and evolving PRC laws and regulations, and PRC regulatory authorities could disallow the corporate structure through which we hold our subsidiary or invest in our investee companies in Mainland China, and could extend such prohibition to our Hong Kong operations, which could lead to a material change in our operations and/or a material change in the value of our ADSs, and could cause the value of our ADSs to significantly decline or become worthless. See “Item 3. Key Information—Risk Factors—D. Risks Relating to Doing Business in Mainland China and Hong Kong—The PRC government’s significant authority to intervene in or influence the Mainland China operations of an offshore holding company at any time could limit our ability to transfer or use our cash outside of PRC, and could otherwise result in a material adverse change to our business operations, including our Hong Kong operations and cause the ADSs to significantly decline in value or become worthless” in our 2021 Form 20-F.

We face various legal and operational risks and uncertainties relating to our operations. Although we do not have any material operations in Mainland China or any variable interest entities in place, we, as well as an insignificant subsidiary and certain investee companies of ours whose business operations are primarily conducted in Mainland China, face risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to regulatory approvals on offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy and variable interest entities, would apply to us, our subsidiary or our investee companies. Should these statements or regulatory actions apply to our subsidiary, our investee companies or to ourselves, including our Hong Kong operations, in the future, or if we expand our business operations into Mainland China such that we become subject to them to a greater extent, our ability to conduct our business, invest into or maintain our investment in Mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted. For example, PRC regulators have been increasingly focused on regulation in areas of data security and data protection and the PRC regulatory requirements regarding cybersecurity are constantly evolving. Various regulatory bodies in China, specifically the Cyberspace Administration of China, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. As of the date of this prospectus supplement, we do not have any material operation in Mainland China and we have not collected, stored, or managed any personal information in Mainland China. Our management have conducted an analysis of the status and scope of our operations, including data compliance, and have concluded that currently we do not expect that PRC laws and regulations on data security, data protection or cybersecurity to be applied to us or that the oversight of the Cyberspace Administration of China will be extended to our operations outside of Mainland China. However, we still face uncertainties regarding the interpretation and implementation of these laws and regulations in the future and if the recent PRC regulatory actions on data security or other data-related laws and regulations were to apply to us, we could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings at a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and may materially and adversely affect our business and results of operations. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—We may be subject to a variety of laws and other obligations, including those regarding cybersecurity and data protection, and failure to comply with any of them may result in proceedings against us by government authorities or others and harm our public image and reputation, which could materially and adversely affect our business, financial condition, and results of operations” in our 2021 Form 20-F.

The PRC government has significant authority to regulate, influence or intervene in the Mainland China operations of an offshore holding company at any time. It also oversees and controls and may exert more control over offerings conducted outside China by, and foreign investment in, China-based issuers. We cannot assure you that such oversight and control will not be extended to companies operating in Hong Kong such as us. These risks, together with uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws, regulations, and policies, could hinder our ability to offer or continue to offer our ADSs, result in a material adverse change to our business operations, and damage our reputation, which could cause our ADSs to significantly decline in value or become worthless. For a detailed description of risks relating to doing business in Mainland China and Hong Kong, see “Item 3.D. Key Information—Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong” in our 2021 Form 20-F.

We face risks relating to the lack of PCAOB inspection on our auditor, which may cause our securities to be delisted from the NYSE or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act, if the SEC determines that we have filed annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely for three consecutive years, or two consecutive years if proposed changes to the law, i.e. the Accelerating Holding Foreign Companies Accountable Act, are enacted, beginning in 2021. The delisting or the cessation of trading of our ADS, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in Mainland China and Hong Kong that are subject to such determinations. Our auditor is identified by the PCAOB and is subject to the determination. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections,” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in Mainland China and Hong Kong, or as early as 2023 if proposed changes to the law are enacted. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2021 Form 20-F.

Neither the United States Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 29, 2022.

TABLE OF CONTENT

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the selling shareholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the selling shareholders nor us are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the selling shareholders’, to subscribe for and purchase any of the Class A ordinary shares or ADSs, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of the offerings made hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the base prospectus, presents more general information. The base prospectus was included in the registration statement on Form F-3 (File No. 333-264433) that we filed with the SEC on April 22, 2022. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.

If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,

•	“ADRs” refers to the American depositary receipts that evidence our ADSs;

•	“ADSs” refers to our American depositary shares, each of which represents one Class A ordinary share;

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“AMTD,” “we,” “us,” “our company,” or “our” refers, prior to the restructuring which was completed in April 2019, to our investment banking, asset management, and strategic investment businesses and, after the completion of the restructuring, to AMTD IDEA Group (formerly known as AMTD International Inc.), a Cayman Islands exempted company with limited liability, and its subsidiaries;

•	“AMTD Group” or “Controlling Shareholder” refers to AMTD Group Company Limited, a British Virgin Islands company;

•	“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong, and Macau;

•	“Class A ordinary shares” refers to our Class A ordinary shares of par value US$0.0001 each;

•	“Class B ordinary shares” refers to our Class B ordinary shares of par value US$0.0001 each;

•	“HK$” or “Hong Kong dollars” refers to the legal currency of Hong Kong;

•	“HKSFC” refers to the Securities and Futures Commission of Hong Kong;

•	“SG$” refers to the legal currency of Singapore;

•	“SEC” refers to the United States Securities and Exchange Commission;

•	“SEHK” refers to the Stock Exchange of Hong Kong Limited;

•	“SGX-ST” refers to the Singapore Exchange Securities Trading Limited;

•	“shares” or “ordinary shares” refers to our Class A ordinary shares and Class B ordinary shares; and

•	“US$” or “U.S. dollars” refers to the legal currency of the United States.

Our reporting currency is Hong Kong dollars. This prospectus supplement contains translations from Hong Kong dollars to U.S. dollars solely for the convenience of the reader. Unless otherwise stated, all translations from Hong Kong dollars to U.S. dollars were made at a rate of HK$7.7996 to US$1.00, the exchange rate in effect as of December 30, 2021, as set forth in the H.10 statistical release of The Board of Governors of the Federal

Reserve System. We make no representation that any Hong Kong dollar amounts referred to in this prospectus supplement could have been, or could be, converted to U.S. dollars at any particular rate, or at all. On April 22, the exchange rate was HK$7.8459 to US$1.00.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to AMTD IDEA Group and our securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents that are incorporated by reference into and considered part of the accompanying prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under AMTD IDEA Group, CIK number 0001769731.

Our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 18, 2022 (File No.  001-39006), or our 2021 Form 20-F, and our current report on Form 6-K furnished to the SEC on April 27, 2022 (File No. 001-39006), including the Exhibits 99.1 and 99.2 thereto, are incorporated by reference into the accompanying prospectus.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.

Copies of all documents incorporated by reference in the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in the accompanying prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

AMTD IDEA Group

23/F Nexxus Building, 41 Connaught Road Central, Hong Kong

Telephone: +852 3163-3389

ir@amtdinc.com

Attention: AMTD IR Office

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

•	our mission, goals and strategies;

•	our future business development, financial conditions and results of operations;

•	the trends in, expected growth and market size of the financial services industry in Hong Kong;

•	expected changes in our revenues, costs or expenditures;

•	our expectations regarding demand for and market acceptance of our products;

•	competition in our industry;

•	competition in our industry;

•	relevant government policies and regulations relating to our business and our industry;

•	fluctuations in general economic and business conditions in Hong Kong, Mainland China and globally, and

•	assumptions underlying or related to any of the foregoing.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference carefully. Our 2021 Form 20-F which contains our audited consolidated financial statements as of December 31, 2020 and 2021 and for the years ended December 31, 2019, 2020, and 2021, are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

Overview

We are a leading Hong Kong-headquartered comprehensive financial institution. We are one of the few independent financial institutions with extensive financial industry knowledge and experience across Greater China that is majority-owned and managed by local Hong Kong entrepreneurs and professionals. Our clientele includes PRC banks, privately-owned companies primarily in new economy sectors, and Asia-based families and blue-chip conglomerates, among others.

We operate a full-service platform encompassing three business lines: investment banking, asset management, and strategic investment.

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Investment Banking. We offer a broad range of investment banking services, including equity underwriting, debt underwriting, advisory (on credit rating, financing, and mergers and acquisitions transactions), securities brokerage, institutional sales and distribution, and research, among others.

•	Asset Management. We provide professional investment management and advisory services primarily to corporate and other institutional clients.

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Strategic Investment. We make long-term strategic investments focusing on global financial and new economy sectors. Through investing in market leaders and technological innovators, we gain access to unique opportunities and resources that complement our other businesses and augment our “AMTD SpiderNet” ecosystem.

We align ourselves with clients, shareholders, business partners, and investee companies to build an ever-extending, inter-connected network that creates value for all stakeholders, or the “AMTD SpiderNet” ecosystem.

We believe that our “AMTD SpiderNet” ecosystem is the bedrock of our success. We actively help stakeholders in our ecosystem explore business collaboration opportunities among themselves and provide financial solutions or additional resources needed to facilitate such collaboration. This, in turn, results in enduring relationships within the network, and expand the network by attracting corporations, industry associations, and other institutions seeking business opportunities and efficient channels of resources. This unique “AMTD SpiderNet” ecosystem, coupled with our ability to provide innovative and bespoke solutions, is a key growth driver of our overall businesses.

Our Partnership Approach

We discover and selectively engage a broad range of promising clients with diverse backgrounds and at various stages of development. We offer comprehensive financial services to fulfill the needs of our clients throughout their lifecycles. We stay close to our clients to understand and anticipate their needs. Our services are tailored with a collaborative overlay, providing clients with one-stop solutions.

With each business opportunity, we consider ourselves a business partner for the prospective client, rather than merely a service agency of a particular product or service. We strive to unlock and maximize the extraordinary value embedded in each relationship and to expand opportunities for collaboration and partnership both between us and our clients, as well as among clients. This forms the foundation of our “AMTD SpiderNet” ecosystem and defines our shared firm-wide core values and culture.

Our Services

Investment Banking

Since October 2015, we have operated our investment banking business through one of our wholly-owned subsidiaries, AMTD Global Markets Limited, which is licensed by HKSFC to engage in certain activities regulated under the Securities and Futures Ordinance (Cap. 571) of Hong Kong, such as dealing in securities and future contracts, advising on securities and corporate finance, and providing asset management services. Under our investment banking business, we provide our clients with a full suite of corporate finance services, including underwriting equity and debt offerings, and advising on various financing and mergers and acquisitions transactions.

Our investment banking business provides a one-stop solution for corporate and other institutional clients, both benefiting from and enhancing the synergies within our “AMTD SpiderNet” ecosystem.

Asset Management

Through our asset management business, we provide professional investment management and advisory services primarily to regional banks, corporate and other institutional clients, and family offices. We help manage offshore liquidity for many of our China-based clients, allowing them to tap the flexibility and diversity of investment products available only in the offshore markets.

Through our discretionary account services, we manage assets with diverse risk and return profiles, providing clients with comprehensive, customized investment strategies based on our understanding of their investment needs, risk tolerance, investment goals, and expected return. Non-discretionary account services are managed pursuant to clients’ agreed methodology, conditions, requirements, and restrictions.

Where appropriate, we look to deploy our synergies and introduce clients to the broader network and resources within our “AMTD SpiderNet” ecosystem. Based on their specific needs and risk tolerance levels, our clients have exclusive access to products with tailor-made features to meet their financial and investment needs and optimize their asset allocation.

Strategic Investment

We commenced our strategic investment business in 2015. Our strategic investment business focuses on long-term equity investments using our own capital. We view it as a natural extension of our other businesses, allowing us to deepen our relationship with clients by participating in their value creation and engaging them into the “AMTD SpiderNet.”

Financial Performance

In 2019, 2020, and 2021, we derived total revenue of HK$1.2 billion, HK$1.1 billion and HK$1.4 billion (US$179.2 million), respectively, and derived profit of HK$830.9 million, HK$1.1 billion and HK$1.2 billion (US$156.7 million), respectively.

Recent Development

On April 26, 2022, we entered into a share purchase agreement, or the Share Purchase Agreement, with GEM Global Yield LLC SCS, or the GEM investor, and GEM Yield Bahamas Limited. Pursuant to the Share Purchase

Agreement, for a period of 72 consecutive months, we are entitled to draw down up to an aggregate limit of US$50 million in exchange for our Class A ordinary shares, at a per-share price equal to 90% of the average daily closing price during a 20-trading-day pricing period determined in accordance with the Share Purchase Agreement, subject to other terms and conditions therein. We concurrently entered into a registration rights agreement with the GEM investor and GEM Yield Bahamas Limited, granting the GEM investor certain customary registration rights in connection with securities issued and sold pursuant to the Share Purchase Agreement.

Summary of Risk Factors

An investment in our securities involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our securities. The following list summarizes some, but not all, of these risks. You should carefully consider the matters discussed under “Item 3. Key Information—D. Risk Factors” in our 2021 Form 20-F as well as other documents incorporated by reference in the accompanying prospectus.

Risks Relating to Doing Business in Mainland China and Hong Kong

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The PRC government’s significant authority to intervene in or influence the Mainland China operations of an offshore holding company at any time could limit our ability to transfer or use our cash outside of PRC, and could otherwise result in a material adverse change to our business operations, including our Hong Kong operations and cause the ADSs to significantly decline in value or become worthless.

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Uncertainties arising from the legal system in China, including uncertainties regarding the interpretation and enforcement of PRC laws and the possibility that regulations and rules can change quickly with little advance notice, could hinder our ability to offer or continue to offer the ADSs, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the ADSs to significantly decline in value or become worthless.

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The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections.

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The ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in Mainland China and Hong Kong, or as early as 2023 if proposed changes to the law are enacted. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

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We may be subject to a variety of laws and other obligations, including those regarding cybersecurity and data protection, and failure to comply with any of them may result in proceedings against us by government authorities or others and harm our public image and reputation, which could materially and adversely affect our business, financial condition, and results of operations.

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If we were to be required to obtain any permission or approval from the CSRC, the CAC, or other PRC authorities in connection with our overseas offering under PRC law, we may be fined or subject to other sanctions, and our business, reputation financial condition, and results of operations may be materially and adversely affected.

Risks Relating to Our Business and Industry

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We have a relatively short operating history of our current businesses compared to some of our globally established competitors and face numerous risks and challenges as we continue to expand our business in a rapidly evolving market, which makes it difficult to effectively assess our future prospects.

•	Unfavorable financial markets and economic conditions in Asia and elsewhere in the world could materially and adversely affect our business, financial condition, and results of operations.

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The financial services industry is intensely competitive. If we are unable to compete effectively, we may lose our market share and our results of operations and financial condition may be materially and adversely affected.

•	Our businesses depend on key management executives and professional staff, and our business may suffer if we are unable to recruit and retain them.

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We make strategic investments using our own capital, and may not be able to realize any profits from these investments for a considerable period of time, or may lose some or all of the principal amounts of these investments.

•	Our strategic investment business is subject to liquidity risks.

•	Our results of operations and financial condition may be materially affected by fluctuations in the fair value of our equity investments in our investee companies.

•	Our investments are subject to liquidity, concentration, regulatory, credit and other risks.

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A substantial portion of our revenue is derived from investment banking business, which is not long-term contracted source of revenue and is subject to intense competition, and declines in these engagements could materially and adversely affect our financial condition and results of operations.

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Our investment banking business depends on our ability to identify, execute, and complete projects successfully and is subject to various risks associated with underwriting and financial advisory services. We cannot assure you that the income level of our investment banking business can be sustained.

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If we cannot identify or effectively control the various risks involved in the asset management products that we offer or manage under our asset management business or otherwise achieve expected investment returns for our asset management clients, our reputation, client relationships, and asset management business will be adversely affected.

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We are subject to extensive and evolving regulatory requirements, non-compliance with which may result in penalties, limitations, and prohibitions on our future business activities or suspension or revocation of our licenses, and consequently may materially and adversely affect our business, financial condition, and results of operations. In addition, we may, from time to time, be subject to regulatory inquiries and investigations by relevant regulatory authorities or government agencies in Hong Kong or other applicable jurisdictions.

•	Our revenue and profits are highly volatile, and fluctuate significantly from quarter to quarter, which may result in volatility of the price of our ADSs or our Class A ordinary shares.

Risks Relating to Our Relationship with the Controlling Shareholder

•	We have limited experience operating as a stand-alone public company.

•	Our financial information included in our 2021 Form 20-F may not be representative of our financial condition and results of operations if we had been operating as a stand-alone company.

•	We may not continue to receive the same level of support from our Controlling Shareholder.

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Our agreements with our Controlling Shareholders or any of its controlling shareholders may be less favorable to us than similar agreements negotiated between unaffiliated third parties. In particular, our non-competition agreement with our Controlling Shareholder limits the scope of business that we are allowed to conduct.

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We may have conflicts of interest with our Controlling Shareholders or any of its controlling shareholders and, because of our Controlling Shareholder’s controlling ownership interest in our company, we may not be able to resolve such conflicts on terms favorable to us.

Risks Relating to the ADSs and Our Ordinary Shares

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An active public market may not develop for the ADSs on the NYSE or our Class A ordinary shares on the SGX-ST, and you may not be able to resell the ADSs or Class A ordinary shares at or above the price you paid, or at all.

•	The trading price of the ADSs or Class A ordinary shares may be volatile, which could result in substantial losses to you.

•	The characteristics of the U.S. capital markets and the Singapore capital markets are different.

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You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our directors and officers named in the annual report based on foreign laws.

Corporate History and Structure

In 2015, our Controlling Shareholder commenced our current investment banking, asset management, and strategic investment businesses. From February to April 2019, we carried out a restructuring to carve out our investment banking, asset management, and strategic investment businesses from our Controlling Shareholder.

As part of the restructuring, in February 2019, AMTD International Inc. was incorporated as an exempted company with limited liability under the laws of the Cayman Islands initially as a wholly-owned subsidiary of our Controlling Shareholder. In April 2019, we completed our restructuring and AMTD International Inc. became the holding company of our businesses. In March 2022, with the approval of our shareholders, we changed our company name from “AMTD International Inc.” to “AMTD IDEA Group.”

We are a holding company incorporated in the Cayman Islands and conduct our businesses through our subsidiaries in Hong Kong.

On August 5, 2019, our ADSs commenced trading on the NYSE. We issued and sold a total of 23,873,655 ADSs representing 23,873,655 Class A ordinary shares at an initial offering price of US$8.38 per ADS. Our ADSs are currently traded under the ticker symbol “AMTD.”

In December 2019, we issued and sold (i) a total of 7,307,692 Class A ordinary shares and 4,526,627 Class B ordinary shares for an aggregate amount of US$100 million (representing a per share price of US$8.45) to Value Partners Greater China High Yield Income Fund, Ariana Capital Investment Limited, and Infinity Power Investments Limited, and (ii) a convertible note due 2023, or the VP Note, in an aggregate principal amount of US$15 million to Value Partners Greater China High Yield Income Fund, all in the form of private placement pursuant to an exemption from registration with the SEC under the Securities Act. Infinity Power Investments Limited is a British Virgin Islands company wholly owned by Dr. Calvin Choi, our founder. The VP Note bears interest at a rate of 2.00% per annum and will mature in June 2023, unless previously converted in accordance with its terms prior to such date. The VP Note will be convertible into the ADSs at the option of the holder, based on an initial conversion rate of 99.44 ADSs per US$1,000 principal amount of VP Note (which is equivalent to an initial conversion price of approximately US$10.0560 per ADS) in integral multiples of US$10,000,000 principal amount, at any time after six months following the date of issuance and prior to the close of business on the second business day immediately preceding the maturity date, provided, however, that the holder can only exercise such right to convert no more than twice. The conversion rate for the VP Note is subject to adjustment upon the occurrence of certain events. The VP Note has been converted in January 2022.

In March 2020, we listed a US$1.0 billion medium term note program, or the MTN Program, for a period of twelve months by way of debt issues to professional investors (as defined in Chapter 37 of the Rules Governing the Listing of Securities on SEHK and in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) on the SEHK. Under the MTN Program, we may from time to time issue medium term notes or perpetual securities up to an aggregate amount of US$1.0 billion. We intend to use the net proceeds from the issuances of debt securities under the MTN Program for long-term development needs, international expansion, and general corporate purposes. In April 2020, we dual-listed the MTN Program on the SGX-ST. Later in the same month, we extended an invitation to holders of the US$200 million 7.625% senior perpetual securities of AMTD Group, or the Existing Securities, to offer exchange any and all of their outstanding Existing Securities for new securities, or the New Securities, to be issued by us under our MTN Program, or the Exchange Offer. In May 2020, we issued US$200 million 7.25% senior perpetual securities and S$50 million 4.5% senior perpetual securities. In October 2021, we redeemed perpetual securities with a principal amount of approximately S$11.2 million (US$8.3 million) as part of our active balance sheet management targeting for early repayment of outstanding exposures.

On April 8, 2020, we dual listed by way of introduction of 23,873,655 Class A ordinary shares on the SGX-ST under the symbol “HKB,” being Class A ordinary shares that have been registered with the SEC as part of our initial public offering and listing on the NYSE in August 2019, and which were previously represented by the ADSs listed for trading on the NYSE.

In May 2020, we entered into a long-term strategic partnership with the Singapore Exchange to promote the development of Singapore’s capital markets and strengthen connectivity between Singapore, ASEAN, the Greater Bay Area, the rest of China, and the Middle East. Through this collaboration, we and SGX-ST will work together to meet the growing market needs for improved capital market access and connectivity to Singapore and beyond.

AMTD Capital Co., Ltd., or AMTD Capital, is our subsidiary headquartered in Hengqin, Zhuhai City. In March 2021, Airstar Digital, a subsidiary of Xiaomi Corporation, or Xiaomi, invested in AMTD Capital to own 49.87% of its shares.

Also in March 2021, we partnered with 36KR (Nasdaq: KRKR) and Xiaomi (SEHK:1810) to establish a new joint venture, AK73 Capital, to build a full lifecycle service platform for new economy enterprises. AK73 Capital aims to support and empower the new generation of new economy leaders to capitalize on the tremendous opportunities in dynamic global capital markets.

In September 2021, we repurchased approximately 69.1 million Class B ordinary shares from AMTD Group for HK$5 billion (US$0.6 billion).

Subsequent to December 31, 2021, we issued an aggregate of 8,411,214 Class A ordinary shares and 3,271,028 Class B ordinary shares through a private placement of US$50 million to a number of reputable professional investors.

In January 2022, we proposed the change of company’s name from “AMTD International Inc.” to “AMTD IDEA Group” and we also announced that the ticker symbol for our ADSs would be changed to “AMTD” effective on January 31, 2022. AMTD IDEA Group’s name was approved and adopted by way of extraordinary general meeting of shareholders on March 1, 2022.

In February 2022, we acquired a total of 31,732,000 Class A ordinary shares and 24,202,000 Class B ordinary shares of AMTD Digital Inc., priced at US$17.75 per share, from certain of its shareholders, including our Controlling Shareholder, for a total consideration of approximately US$992.6 million (HK$7,742.2 million). We issued a total of 67,200,330 Class A ordinary shares and 51,253,702 Class B ordinary shares in settlement of the consideration payable for the acquisition. AMTD Digital Inc. is a comprehensive one-stop digital solutions platform in Asia and was a subsidiary of AMTD Group prior to the acquisition. AMTD Digital Inc. became our consolidated subsidiary as a result of the acquisition.

Also in January 2022, we entered into a definitive agreement to acquire 100% of the equity interest in L’Officiel Inc. SAS, a global fashion media holding group, and the transaction has been closed as of the date of this prospectus supplement.

The following diagram illustrates our corporate structure, including our subsidiaries:

(1)	Our shareholders include (i) holders of our ordinary shares such as AMTD Group, Infinity Power Investments Limited and Century City International Holdings Limited, and (ii) public investors.
(2)	The other shareholders of AMTD Digital Inc. include third party investors and two of our employees.
(3)

AMTD Digital Financial Holdings Limited has 11 subsidiaries in British Virgin Islands, Singapore and Hong Kong. AMTD Digital Media Holdings Limited has four subsidiaries in British Virgin Islands, Singapore and Hong Kong. AMTD Digital Investments Holdings Limited has 10 subsidiaries in British Virgin Islands and Singapore.

(4)	The other shareholder of AMTD Capital Co., Ltd. is a third party investor.

Our Holding Company Structure

AMTD IDEA Group is not an operating company but a Cayman Islands holding company. Our operations are primarily conducted by our operating subsidiaries in Hong Kong and Singapore. Investors in our ADSs thus are purchasing equity interest in a Cayman Islands holding company and not in an operating entity. As a holding company, AMTD IDEA Group may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends to AMTD IDEA Group may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. In addition, our strategic investment business is subject to liquidity risks, and we may need additional financing but may not be able to obtain it on favorable terms or at all, all of which may impose liquidity risks on us and adversely affect our ability to pay dividends to our shareholders.

As used in this prospectus supplement, “AMTD,” “we,” “us,” “our company,” or “our” refers, prior to the restructuring which was completed in April 2019, to our investment banking, asset management, and strategic investment businesses and, after the completion of the restructuring, to AMTD IDEA Group (formerly known as AMTD International Inc.), a Cayman Islands exempted company with limited liability, and its subsidiaries.

Although we do not have any material operations in Mainland China or any variable interest entities in place, the business operations of an insignificant subsidiary and certain investee companies of ours are conducted in Mainland China. PRC laws do not currently prohibit direct foreign investment in our subsidiary or our investee companies in Mainland China, and our investors could potentially own equity interests in our subsidiary or our investee companies in Mainland China. Nonetheless, we, together with our subsidiary and our investee companies in Mainland China face risks and uncertainties associated with the complex and evolving PRC laws and regulations, and PRC regulatory authorities could disallow the corporate structure through which we hold our subsidiary or invest in our investee companies in Mainland China, and could extend such prohibition to our Hong Kong operations, which could lead to a material change in our operations and/or a material change in the value of our ADSs, and could cause the value of our ADSs to significantly decline or become worthless. See “Item 3. Key Information—Risk Factors—D. Risks Relating to Doing Business in Mainland China and Hong Kong—The PRC government’s significant authority to intervene in or influence the Mainland China operations of an offshore holding company at any time could limit our ability to transfer or use our cash outside of PRC, and could otherwise result in a material adverse change to our business operations, including our Hong Kong operations and cause the ADSs to significantly decline in value or become worthless” in our 2021 Form 20-F.

Risks Relating to Doing Business in Mainland China and Hong Kong

We face various legal and operational risks and uncertainties relating to our operations. Although we do not have any material operations in Mainland China or any variable interest entities in place, we, as well as an insignificant subsidiary and certain investee companies of ours whose business operations are primarily conducted in Mainland China, face risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to regulatory approvals on offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy and variable interest entities, would apply to us, our subsidiary or our investee companies. Should these statements or regulatory actions apply to our subsidiary, our investee companies or to ourselves, including our Hong Kong operations, in the future, or if we expand our business operations into Mainland China such that we become subject to them to a greater extent, our ability to conduct our business, invest into or maintain our investment in Mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted. For example, PRC regulators have been increasingly focused on regulation in areas of data security and data protection and the PRC regulatory requirements regarding cybersecurity are constantly evolving. Various regulatory bodies in China, specifically the Cyberspace Administration of China, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. As of the date of this prospectus supplement, we do not have any material operation in Mainland China and we have not collected, stored, or managed any personal information in Mainland China. Our management have conducted an analysis of the status and scope of our operations, including data compliance, and have concluded that currently we do not expect that PRC laws and regulations on data security, data protection or cybersecurity to be applied to us or that the oversight of the Cyberspace Administration of China will be extended to our operations outside of Mainland China. However, we still face uncertainties regarding the interpretation and implementation of these laws and regulations in the future and if the recent PRC regulatory actions on data security or other data-related laws and regulations were to apply to us, we could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings at a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and may materially and adversely affect our business and results of operations. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—We may be subject to a variety of laws and other obligations, including those regarding cybersecurity and data protection, and failure to comply with any of them may result in proceedings against us by government authorities or others and harm our public image and reputation, which could materially and adversely affect our business, financial condition, and results of operations” in our 2021 Form 20-F.

The PRC government has significant authority to regulate, influence or intervene in the Mainland China operations of an offshore holding company at any time. It also oversees and controls and may exert more control over offerings conducted outside China by, and foreign investment in, China-based issuers. We cannot assure you that such oversight and control will not be extended to companies operating in Hong Kong such as us. These risks, together with uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws, regulations, and policies, could hinder our ability to offer or continue to offer the ADSs, result in a material adverse change to our business operations, and damage our reputation, which could cause the ADSs to significantly decline in value or become worthless. For a detailed description of risks relating to doing business in Mainland China and Hong Kong, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong” in our 2021 Form 20-F.

The Holding Foreign Companies Accountable Act

We face risks relating to the lack of PCAOB inspection on our auditor, which may cause our securities to be delisted from the NYSE or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act, if the SEC determines that we have filed annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely for three consecutive years, or two consecutive years if proposed changes to the law, i.e. the Accelerating Holding Foreign Companies Accountable Act, are enacted, beginning in 2021. The delisting or the cessation of trading of our ADS, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in Mainland China and Hong Kong that are subject to such determinations. Our auditor is identified by the PCAOB and is subject to the determination. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections,” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in Mainland China and Hong Kong, or as early as 2023 if proposed changes to the law are enacted. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2021 Form 20-F.

Permissions Required from the PRC Authorities for Our Operations

We believe that we and our subsidiaries, to the extent applicable, have obtained the requisite licenses and approvals that are material for our operations in China as of the date of this prospectus supplement. Specifically, AMTD Capital Co., Ltd., or AMTD Capital, is a PRC company in which we currently hold 50.13% of equity interest. AMTD Capital is not a significant subsidiary pursuant to Rule 1-02(w) of Regulation S-X. As of the date of this prospectus supplement, we do not have any material operation in Mainland China and we have not collected, stored, or managed any personal information in Mainland China. As such, we believe we are not required to obtain any permission from PRC authorities to operate and issue our securities to foreign investors as of the date of this prospectus supplement, including permissions from the China Securities Regulatory Commission, or the CSRC, or the Cyberspace Administration of China, or the CAC. If (i) we do not receive or maintain any permission or approval required of us, (ii) we inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (iii) applicable laws, regulations, or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into Mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. See also “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The PRC government’s significant authority to intervene in or influence the Mainland China operations of an offshore holding company at any time could limit our ability to transfer or use our cash outside of PRC, and could otherwise result in a material adverse change to our business operations, including our Hong Kong operations and cause the ADSs to significantly decline in value or become worthless,” “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—Uncertainties arising from the legal system in China, including uncertainties regarding the interpretation and enforcement of PRC laws and the possibility that regulations and rules can change quickly with little advance notice, could hinder our ability to offer or continue to offer the ADSs, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the ADSs to significantly decline in value or become worthless,” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—If we were to be required to obtain any permission or approval from the CSRC, the CAC, or other PRC authorities in connection with our overseas offering under PRC law, we may be fined or subject to other sanctions, and our business, reputation financial condition, and results of operations may be materially and adversely affected.”

Cash Transfers and Dividend Distribution

We conduct the majority of our operations in Hong Kong and maintain our bank accounts and balances primarily in licensed banks in Hong Kong. Out of our total bank balances of HK$526.2 million (US$67.5 million) as of December 31, 2021, only HK$31.0 million (US$4.0 million) was maintained in China by AMTD Capital, which is a 50.13%-owned PRC subsidiary and did not engage in any material operation in 2021. If needed, cash can be transferred between our holding company and subsidiaries through intercompany fund advances, and there are currently no restrictions of transferring funds between our Cayman Islands holding company and subsidiaries in Hong Kong.

The following table sets forth the material cash transfers in the form of cash advances in both directions occurred between our Cayman Islands holding company and Hong Kong subsidiaries in 2021.

	To Holding Company	From Holding Company
Subsidiaries	HK$ (in million)	HK$ (in million)
AMTD Global Markets Limited	375.4	413.1
AMTD Investment Solutions Group Limited	166.5	—

No material transfer of other assets was made between our holding company and subsidiaries in 2021.

We intend to settle amounts owed between our Cayman Islands holding company and Hong Kong subsidiaries to the extent required by our business operations.

AMTD Capital, which is 50.13% owned by AMTD Global Markets Limited (our Hong Kong subsidiary), is a foreign-invested enterprise under PRC law. Pursuant to the PRC Enterprise Income Tax Law, dividends generated and payable by a foreign-invested enterprise in China to its foreign investors are subject to a 10%

withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. In accordance with the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, where a Hong Kong resident enterprise, which is considered a non-PRC resident enterprise, directly holds at least 25% of the equity interest in a PRC enterprise, the withholding tax rate in respect to the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from the standard rate of 10%, subject to approval of the competent PRC tax authority. Thus, a 5% preferential dividend withholding tax will be applied when AMTD Capital pays any dividend to its parent, AMTD Global Markets Limited. There is no tax on dividends in Hong Kong.

Other than the aforementioned tax consequences of any dividend or distribution by AMTD Capital, there are no significant tax consequences when our subsidiaries make any dividends or distributions to our holding company. No such dividends or distributions were made by a subsidiary to our holding company in the past, and no dividend or distribution is intended to be made by a subsidiary to our holding company in the near future.

Our board of directors will review and consider whether to distribute earnings from time to time. If our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant.

AMTD IDEA Group is a holding company incorporated as an exempted company with limited liability under the Cayman Islands law, and our ability to pay dividends depends upon dividends paid by our subsidiaries. The ability of our subsidiaries to pay dividends to us may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. Two of our subsidiaries, Asia Alternative Asset Partners Limited, a licensed company under the Securities and Futures Ordinance (Cap. 571) of Hong Kong, and AMTD Global Markets Limited, a licensed company under the Securities and Futures Ordinance (Cap. 571) of Hong Kong and a licensed insurance intermediary under the Insurance Ordinance (Cap. 41) of Hong Kong, are subject to minimum liquid and paid-up capital requirements under relevant rules. Before distributing their earnings to the respective holding companies, these subsidiaries must take into consideration their respective financial condition. In addition, our strategic investment business is subject to liquidity risks, and we may need additional financing but may not be able to obtain it on favorable terms or at all, all of which may impose liquidity risks on us and adversely affect our ability to pay dividends to our shareholders.

Our Cayman Islands holding company has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past, and no such dividend or distribution is intended to be made by our Cayman Islands holding company in the near future. U.S. investors will not be subject to Cayman Islands or Hong Kong taxation and no withholding will be required on the payment of dividends or distributions to them while they may be subject to U.S. federal income tax. See ‘Item 10. Additional Information—E. Taxation—United States Federal Income Tax Considerations—Dividends.’

There are no other significant restrictions and limitations on our ability to distribute earnings from our businesses, including our subsidiaries, to the parent company and U.S. investors or our ability to settle amounts owed, and there are no significant foreign exchange and fund transfer restrictions on cash transfers between entities within our group, across borders, and to U.S. investors.

The foregoing notwithstanding, the PRC government has significant authority to intervene or influence the Mainland China operations of an offshore holding company at any time, and such oversight may also extend to companies operating in Hong Kong like us. We cannot assure you that the PRC government will not prevent us from transferring the cash we maintain in Hong Kong outside of PRC, or restrict our ability to deploy our cash into business or to pay dividends. We could also be subject to limitations on the transfer or the use of our cash if we expand our business operations into Mainland China or conduct our operations in some other ways such that we become subject to PRC laws that regulate these activities. Any limitation on our ability to transfer or use our cash could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The PRC government’s significant authority to intervene in or influence the Mainland China operations of an offshore holding company at any time could limit our ability to transfer or use our cash outside of PRC, and could otherwise result in a material adverse change to our business operations, including our Hong Kong operations and cause the ADSs to significantly decline in value or become worthless” in our 2021 Form 20-F.

Our Dual Class Voting Structure and Controlling Shareholder

Under our dual-class share structure, our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. In respect of matters requiring the votes of our shareholders on a poll at general meetings, holders of Class B ordinary shares will be entitled to twenty votes per share, while holders of Class A ordinary shares will be entitled to one vote per share based on our dual-class share structure. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment, or disposition of any Class B ordinary shares by a holder thereof to any person other than our founder, Dr. Calvin Choi, or any other person or entity designated by Dr. Choi, such Class B ordinary shares are automatically and immediately converted into an equal number of Class A ordinary shares.

As of the date of our 2021 Form 20-F, our Controlling Shareholder and Dr. Choi beneficially owned all of our issued and outstanding Class B ordinary shares. These Class B ordinary shares constitute approximately 43.5% of our total issued and outstanding ordinary shares and 95.8% of the aggregate voting power of our total issued and outstanding ordinary shares due to the disparate voting powers associated with our dual-class share structure. As a result of the dual-class share structure and the concentration of ownership, holders of Class B ordinary shares will have considerable influence over matters such as decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the ADSs. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and ADSs may view as beneficial.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance standards of the New York Stock Exchange. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the New York Stock Exchange corporate governance standards.

Corporate Information

Our principal executive offices are located at 23/F Nexxus Building, 41 Connaught Road Central, Hong Kong. Our telephone number at this address is +852 3163-3389. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, DE 19711. Our website is https://www.amtdinc.com. The information on our websites should not be deemed to be part of this prospectus supplement. The SEC also maintains a website at https://www.sec.gov that contains reports, proxy, and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

RISK FACTORS

An investment in our Class A ordinary shares and/or ADSs involves risks. You should carefully consider the risks described below together with the risks described in our 2021 Form 20-F and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. Any of these risks could have a material adverse effect on our business, financial condition, and results of operations. In any such case, the market price of our Class A ordinary shares and/or ADSs could decline, and you may lose all or part of your investment.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of securities by the selling shareholders.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2021. This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the notes thereto in our annual report on our 2021 Form 20-F, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2021
	HK$	US$
	(in thousands)
Indebtedness:
Current bank borrowings	388,871	49,858
Non-current convertible bond	111,970	14,356
Equity:
Share capital	193	25
Reserves	4,002,140	513,121

Total equity attributable to ordinary shareholders	4,002,333	513,146

OFFER STATISTICS AND EXPECTED TIMETABLE

The selling shareholders identified in this prospectus supplement and/or their affiliates may sell from time to time Class A ordinary shares of an aggregate value of up to US$50,000,000, in the form of ADS or otherwise.

SELLING SHAREHOLDERS

This prospectus supplement relates to the proposed sale from time to time by the selling shareholders identified in the table herein and/or their affiliates of Class A ordinary shares of an aggregate value of up to US$50,000,000, in the form of ADS or otherwise, that may be purchased by the selling shareholders from us from time to time at the purchase price and in the purchase amount determined in accordance with the share purchase agreement, dated April 26, 2022, by and among us, GEM Global Yield LLC SCS and GEM Yield Bahamas Limited, or the Share Purchase Agreement, subject to other terms and conditions therein.

We have no assurance that the selling shareholders will sell any of the securities registered for sale hereunder. The selling shareholders may sell such securities to or through underwriters, dealers or agents or directly to purchasers or otherwise. See “Plan of Distribution.” The selling shareholders may also sell, transfer or otherwise dispose of some or all such securities in transactions exempt from the registration requirements of the Securities Act. Accordingly, we cannot estimate the number of Class A ordinary shares, in the form of ADS or otherwise, that the selling shareholders will sell under this prospectus supplement.

The table below provides information about the ownership of the selling shareholders of our shares and the maximum number of Class A ordinary shares that may be offered from time to time by the selling shareholders hereunder. The selling shareholders may sell less than all of the shares listed in the table below.

The information in the following table and the related notes is based on information supplied to us by the selling shareholders. We have not sought to verify such information. Information about the selling shareholders may change over time. Any changed or new information given to us by the selling shareholders will be set forth in supplements to this prospectus supplement, the accompanying prospectus or amendments to the registration statement, if and when necessary.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership and voting power percentage of that person, we have included shares and associated votes that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. The calculations are based on 377,604,189 ordinary shares issued and outstanding as of the date of this prospectus supplement, comprising of (i) 144,077,210 Class A ordinary shares, and (ii) 233,526,979 Class B ordinary shares.

Selling Shareholders:	Class A Ordinary Shares	Class B Ordinary Shares	Total Shares	%	% of Aggregate Voting Power	Maximum Number of Shares Being Offered Hereby
GEM Global Yield LLC SCS and/or its affiliates(1)	(2)	—	(2)	(2)	(2)	(3)

(1)

GEM Global Yield LLC SCS is a “société en commandite simple” formed under the laws of Luxembourg having LEI No. 213800CXBEHFXVLBZO92. Christopher F. Brown, as Manager of this entity, has voting and/or investment power of the securities held by this entity. Mr. Brown disclaims beneficial ownership of the shares held by this entity except to the extent of his individual pecuniary interest therein. The business address of GEM Global Yield LLC SCS is 12C, rue Guillaume J. Kroll, L-1882 Luxembourg.

(2)

Pursuant to the Share Purchase Agreement, we agree to issue and sell to GEM Global Yield LLC SCS, or the GEM investor, and the GEM investor agrees to purchase from us, up to the number of Class A ordinary shares having an aggregate value of US$50,000,000. Such purchases and sales of Class A ordinary shares will be made by our delivery to the GEM investor of draw down notices, which we may issue in our sole discretion. However, we agree to issue draw down notices reflecting the minimum amounts to be settled based on a schedule provided in the Share Purchase Agreement, including a total minimum amount of US$2,100,000 to be settled on dates within 60 days of the date of this prospectus supplement. According to the Share Purchase Agreement, the GEM investor has also the option, in its sole discretion, to purchase shares with a draw down amount equal to between 100% and 200% of the amount requested in our draw down notices. The GEM investor’s beneficial ownership as of the date of this prospectus supplement thus consists of an indeterminable number of Class A ordinary shares of an aggregate value of US$4,200,000 that the GEM investor has the right to acquire within 60 days of the date hereof.
(3)

An indeterminate number of Class A ordinary shares of an aggregate value of up to US$50,000,000 that may be purchased by and issued to the GEM investor pursuant to the Share Purchase Agreement is offered hereby.

DIVIDEND POLICY

Although we intend to distribute dividends in the future, the amount, timing, and whether or not we actually distribute dividends at all is at the discretion of our board of directors.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in Hong Kong for our cash requirements, including any payment of dividends to our shareholders.

Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Our currently effective memorandum and articles of association provide that, subject to any rights and restrictions for the time being attached to any share, our directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of fund of our company lawfully available therefor. Under the Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant.

If we pay any dividends on our ordinary shares, we will pay those dividends that are payable in respect of the ordinary shares underlying our ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary then will pay such amounts to our ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

PLAN OF DISTRIBUTION

We are registering the proposed sale from time to time by the selling shareholders identified herein and/or their affiliates of Class A ordinary shares of an aggregate value of up to US$50,000,000, in the form of ADS or otherwise, that may be purchased by the selling shareholders from us from time to time at the purchase price and in the purchase amount determined in accordance with the Share Purchase Agreement, subject to other terms and conditions therein.

The aggregate proceeds to the selling shareholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any proceeds from the sale of securities by the selling shareholders.

The selling shareholders may sell Class A ordinary shares, in the form of ADS or otherwise, offered by this prospectus supplement, from time to time, in one or more offerings, through agents, to or through dealers or underwriters, directly to purchasers, in “at-the-market offerings”, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise, or through a combination of any of these methods of sale.

The selling shareholders may sell all or a portion of the Class A ordinary shares, in the form of ADS or otherwise, offered hereby from time to time directly to one or more purchasers through a specific bidding auction process, negotiated sale or otherwise, or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters, broker-dealers or agents, the selling shareholders will pay for underwriting discounts or commissions or agent’s commissions. The securities may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions other than on these exchanges or systems or in the over-the-counter market or through the writing of options, whether such options are listed on an options exchange or otherwise, and in one or more transactions at fixed prices which may be changed, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus supplement is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus supplement, provided that they meet the criteria and conform to the requirements of those provisions. Any shares covered by this prospectus supplement that qualify for sale under Rule 144 of the Securities Act may also be sold under Rule 144 rather than under this prospectus supplement.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as the selling shareholders under this prospectus supplement. The selling shareholders also may transfer or donate the securities in other circumstances, in which case the pledgees, transferees, donees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement and the applicable prospectus supplement.

In connection with the sale of our securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as further supplemented or amended to reflect such transaction).

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the securities or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the securities to be sold, the name of the selling shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer and other applicable information will be set forth in the applicable prospectus supplement or free writing prospectus relating to such offering.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our securities in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus supplement (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

TAXATION

The following summary of the material Cayman Islands, Hong Kong and U.S. federal income tax consequences of an investment in the ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the ADSs or ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, Hong Kong and the United States.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations outside of the Cayman Islands based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ADSs or ordinary shares, nor will gains derived from the disposal of our ADSs or ordinary shares be subject to Cayman Islands income or corporation tax.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling the ADSs and/or Class A ordinary shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling the ADSs and/or Class A ordinary shares. Under the current laws of Hong Kong:

•	No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the ADSs and/or Class A ordinary shares.

•

Revenue gains from the sale of ADSs and/or Class A ordinary shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, or Assessable Profits. Corporations will be subject to a 8.25% profit tax on the first HK$2,000,000 of any generated Assessable Profits, and any Assessable Profits above HK$2,000,000 will be subject to a 16.5% profit tax. Unincorporated businesses will be subject to a 7.5% profit tax on the first HK$2,000,000 of any generated Assessable Profits, and any Assessable Profits above HK$2,000,000 will be subject to a 15% profit tax.

•	Purchases and sales of ADSs and/or Class A ordinary shares are effected outside of Hong Kong such as, for example, on the NYSE, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the ADSs and/or Class A ordinary shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the ADSs and/or Class A ordinary shares.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ADSs or ordinary shares by a U.S. Holder (as defined below) that holds our ADSs or ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our ADSs or ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•	banks and other financial institutions;

•	insurance companies;

•	pension plans;

•	cooperatives;

•	regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	traders that elect to use a mark-to-market method of accounting;

•	certain former U.S. citizens or long-term residents;

•	tax-exempt entities (including private foundations);

•	individual retirement accounts or other tax-deferred accounts;

•	persons liable for alternative minimum tax;

•	persons who acquire their ADSs or ordinary shares pursuant to any employee share option or otherwise as compensation;

•	investors that will hold their ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•	investors that have a functional currency other than the U.S. dollar;

•	persons that actually or constructively own 10% or more of our ADSs or ordinary shares (by vote or value); or

•	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the ADSs or ordinary shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our ADSs or ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ADSs or ordinary shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ADSs or ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ADSs or ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ADSs or ordinary shares.

The discussion below assumes that the representations contained in the deposit agreement are and will continue to be true, and that the obligations in the deposit agreement and any related agreement have been and will be complied with in accordance with the terms. For U.S. federal income tax purposes, a U.S. Holder of ADSs will generally be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of our ADSs will be treated in this manner. Accordingly, deposits or withdrawals of ordinary shares for ADSs will generally not be subject to U.S. federal income tax.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income, or the asset test. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. Passive assets are those which give rise to passive income, and include assets held for investment, as well as cash, assets readily convertible into cash, and working capital. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our current and projected income and assets and our market capitalization, we do not believe we were a PFIC in 2021 and do not expect to be one for the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets, including the relative amounts of income generated by our strategic investment business as compared to our other businesses, and the value of the assets held by our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming classified as a PFIC in any single year. Furthermore, fluctuations in the market price of our ADSs or ordinary shares may cause us to become a PFIC for subsequent taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to our market capitalization, which is based on the market price of our ADSs or ordinary shares from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our market capitalization. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for future taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

If we are a PFIC for any year during which a U.S. Holder holds our ADSs or our ordinary shares, there is uncertainty whether we will be treated as a PFIC for succeeding years during which such U.S. Holder holds our ADSs or our ordinary shares unless, in such case, we cease to be treated as a PFIC and such U.S. Holder makes a deemed sale election.

The discussion below under “—Dividends” and “—Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “—Passive Foreign Investment Company Rules.”

Dividends

Any cash distributions paid on our ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. Holders may be subject to tax on any such dividends at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) our ADSs or ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, (ii) we are neither a PFIC nor treated as such with respect to a U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year, and (iii) certain holding period requirements are met. The ADSs are listed on the NYSE, and therefore are considered to be readily tradeable on an established securities market in the United States. There can be no assurance that the ADSs will continue to be considered readily tradable on an established securities market in later years. Because the ordinary shares will not be listed on a U.S. exchange, we do not believe that dividends received with respect to ordinary shares that are not represented by ADSs will be treated as qualified dividends. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the ADSs or ordinary shares.

For U.S. foreign tax credit purposes, dividends paid on our ADSs or ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit in their particular circumstances.

Sale or Other Disposition of ADSs or Ordinary Shares

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. Such gain or loss will generally be capital gain or loss. Any such capital gain or loss will be long term if the ADSs or ordinary shares have been held for more than one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which could limit the availability of foreign tax credits. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or ordinary shares, including the applicability of any tax treaty and the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ADSs or ordinary shares. Under the PFIC rules:

•	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares;

•

the amount allocated to the taxable year of the sale or other disposition and to any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

•

the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to our ADSs, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of our ADSs and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. Our ADSs, but not our ordinary shares, will be treated as marketable stock.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns our ADSs or ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consequences of owning and disposing of our ADSs or ordinary shares if we are or become a PFIC.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities law and New York State law. The validity of the Class A ordinary shares offered in any offering and legal matters as to Cayman Islands law will be passed upon for us by Travers Thorp Alberga. Certain legal matters as to Hong Kong law will be passed upon for us by Justin Chow & Co., Solicitors LLP. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Travers Thorp Alberga with respect to matters governed by Cayman Islands law and Justin Chow & Co., Solicitors LLP with respect to matters governed by Hong Kong law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement.

EXPERTS

The financial statements of AMTD IDEA Group incorporated by reference in this prospectus have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The offices of Deloitte Touche Tohmatsu are located at 35/F, One Pacific Place, 88 Queensway, Hong Kong.

EXPENSES

The following table sets forth the aggregate expenses to be paid by us in connection with the offering made hereby. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	4,635
Legal fees and expenses		40,000
Miscellaneous		5,000

Total	US$	49,635

PROSPECTUS

AMTD IDEA Group

Class A Ordinary Shares

Preferred Shares

Warrants

Subscription Rights

Units

We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs, preferred shares, warrants to purchase Class A ordinary shares and preferred shares, subscription rights and a combination of such securities, separately or as units. We refer to our ADSs, Class A ordinary shares, preferred shares, warrants, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.

In addition, from time to time, selling shareholders to be named in a prospectus supplement may offer and sell our Class A ordinary shares or ADSs held by them. The selling shareholders (if any) may sell our Class A ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of our Class A ordinary shares or ADSs by selling shareholders.

We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 37 of this prospectus.

The ADSs are listed on the New York Stock Exchange under the symbol “AMTD.” On April 21, 2022, the last reported sale price of the ADSs on the New York Stock Exchange was US$2.26 per ADS.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 7 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.

AMTD IDEA Group is not an operating company but a Cayman Islands holding company. Our operations are primarily conducted by our operating subsidiaries in Hong Kong and Singapore. Investors in our securities thus are purchasing equity interest in a Cayman Islands holding company and not in an operating entity. This structure involves unique risks to investors. As a holding company, AMTD IDEA Group may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends to AMTD IDEA Group may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt. For a detailed description, see “Part I—Selected Consolidated Financial Data” in our annual report on Form 20-F for the year ended December 31, 2021, or our 2021 Form 20-F, which is incorporated herein by reference. In addition, our strategic investment business is subject to liquidity risks, and we may need additional financing but may not be able to obtain it on favorable terms or at all, all of which may impose liquidity risks on us and adversely affect our ability to pay dividends to our shareholders.

Although we do not have any material operations in Mainland China or any variable interest entities in place, the business operations of an insignificant subsidiary and certain investee companies of ours are conducted in Mainland China. PRC laws do not currently prohibit direct foreign investment in our subsidiary or our investee companies in Mainland China, and our investors could potentially own equity interests in our subsidiary or our investee companies in Mainland China. Nonetheless, we, together with our subsidiary and our investee companies in Mainland China face risks and uncertainties associated with the complex and evolving PRC laws and regulations, and PRC regulatory authorities could disallow the corporate structure through which we hold our subsidiary or invest in our investee companies in Mainland China, and could extend such prohibition to our Hong Kong operations, which could lead to a material change in our operations and/or a material change in the value of our securities, and could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information—Risk Factors—D. Risks Relating to Doing Business in Mainland China and Hong Kong—The PRC government’s significant authority to intervene in or influence the Mainland China operations of an offshore holding company at any time could limit our ability to transfer or use our cash outside of PRC, and could otherwise result in a material adverse change to our business operations, including our Hong Kong operations and cause the ADSs to significantly decline in value or become worthless” in our 2021 Form 20-F.

We face various legal and operational risks and uncertainties relating to our operations. Although we do not have any material operations in Mainland China or any variable interest entities in place, we, as well as an insignificant subsidiary and certain investee companies of ours whose business operations are primarily conducted in Mainland China, face risks and uncertainties associated with the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to regulatory approvals on offshore offerings, anti-monopoly regulatory actions, oversight on cybersecurity and data privacy and variable interest entities, would apply to us, our subsidiary or our investee companies. Should these statements or regulatory actions apply to our subsidiary, our investee companies or to ourselves, including our Hong Kong operations, in the future, or if we expand our business operations into Mainland China such that we become subject to them to a greater extent, our ability to conduct our business, invest into or maintain our investment in Mainland China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted. For example, PRC regulators have been increasingly focused on regulation in areas of data security and data protection and the PRC regulatory requirements regarding cybersecurity are constantly evolving. Various regulatory bodies in China, specifically the Cyberspace Administration of China, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. As of the date of this prospectus, we do not have any material operation in Mainland China and we have not collected, stored, or managed any personal information in Mainland China. Our management have conducted an analysis of the status and scope of our operations, including data compliance, and have concluded that currently we do not expect that PRC laws and regulations on data security, data protection or cybersecurity to be applied to us or that the oversight of the Cyberspace Administration of China will be extended to our operations outside of Mainland China. However, we still face uncertainties regarding the interpretation and implementation of these laws and regulations in the future and if the recent PRC regulatory actions on data security or other data-related laws and regulations were to apply to us, we could become subject to certain cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings at a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and may materially and adversely affect our business and results of operations. These risks could result in a material adverse change in our operations and the value of our securities, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—We may be subject to a variety of laws and other obligations, including those regarding cybersecurity and data protection, and failure to comply with any of them may result in proceedings against us by government authorities or others and harm our public image and reputation, which could materially and adversely affect our business, financial condition, and results of operations” in our 2021 Form 20-F.

The PRC government has significant authority to regulate, influence or intervene in the Mainland China operations of an offshore holding company at any time. It also oversees and controls and may exert more control over offerings conducted outside China by, and foreign investment in, China-based issuers. We cannot assure you that such oversight and control will not be extended to companies operating in Hong Kong such as us. These risks, together with uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws, regulations, and policies, could hinder our ability to offer or continue to offer our securities, result in a material adverse change to our business operations, and damage our reputation, which could cause our securities to significantly decline in value or become worthless. For a detailed description of risks relating to doing business in Mainland China and Hong Kong, see “Item 3.D. Key Information—Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong” in our 2021 Form 20-F.

We face risks relating to the lack of PCAOB inspection on our auditor, which may cause our securities to be delisted from the NYSE or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act, if the SEC determines that we have filed annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely for three consecutive years, or two consecutive years if proposed changes to the law, i.e. the Accelerating Holding Foreign Companies Accountable Act, are enacted, beginning in 2021. The delisting or the cessation of trading of our ADS, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in Mainland China and Hong Kong that are subject to such determinations. Our auditor is identified by the PCAOB and is subject to the determination. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The PCAOB is currently unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor deprives our investors with the benefits of such inspections,” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in Mainland China and Hong Kong—The ADSs will be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, in 2024 if the PCAOB is unable to inspect or fully investigate auditors located in Mainland China and Hong Kong, or as early as 2023 if proposed changes to the law are enacted. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2021 Form 20-F.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2022

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

•	“ADRs” refers to the American depositary receipts that evidence our ADSs;

•	“ADSs” refers to our American depositary shares, each of which represents one Class A ordinary share;

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“AMTD,” “we,” “us,” “our company,” or “our” refers, prior to the restructuring which was completed in April 2019, to our investment banking, asset management, and strategic investment businesses and, after the completion of the restructuring, to AMTD IDEA Group (formerly known as AMTD International Inc.), a Cayman Islands exempted company with limited liability, and its subsidiaries;

•	“AMTD Group” or “Controlling Shareholder” refers to AMTD Group Company Limited, a British Virgin Islands company;

•	“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong, and Macau;

•	“Class A ordinary shares” refers to our Class A ordinary shares of par value US$0.0001 each;

•	“Class B ordinary shares” refers to our Class B ordinary shares of par value US$0.0001 each;

•	“HK$” or “Hong Kong dollars” refers to the legal currency of Hong Kong;

•	“HKSFC” refers to the Securities and Futures Commission of Hong Kong;

•	“SG$” refers to the legal currency of Singapore;

•	“SEC” refers to the United States Securities and Exchange Commission;

•	“SEHK” refers to the Stock Exchange of Hong Kong Limited;

•	“SGX-ST” refers to the Singapore Exchange Securities Trading Limited;

•	“shares” or “ordinary shares” refers to our Class A ordinary shares and Class B ordinary shares; and

•	“US$” or “U.S. dollars” refers to the legal currency of the United States.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

Our reporting currency is Hong Kong dollars because our business is mainly conducted in Hong Kong and most of our revenue is denominated in Hong Kong dollars. This prospectus contains translations from Hong Kong dollars to U.S. dollars solely for the convenience of the reader. Unless otherwise stated, all translations from Hong Kong dollars to U.S. dollars were made at a rate of HK$7.7996 to US$1.00, the exchange rate in effect as of December 30, 2021, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Hong Kong dollar amounts referred to in this prospectus could have been, or could be, converted to U.S. dollars at any particular rate, or at all.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

•	our mission, goals and strategies;

•	our future business development, financial conditions and results of operations;

•	the trends in, expected growth and market size of the financial services industry in Hong Kong;

•	expected changes in our revenues, costs or expenditures;

•	our expectations regarding demand for and market acceptance of our products;

•	competition in our industry;

•	competition in our industry;

•	relevant government policies and regulations relating to our business and our industry;

•	fluctuations in general economic and business conditions in Hong Kong, Mainland China and globally, and

•	assumptions underlying or related to any of the foregoing.

The forward-looking statements included in this prospectus, the documents incorporated by reference herein, and any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

OUR COMPANY

Overview

We are a leading Hong Kong-headquartered comprehensive financial institution. We are one of the few independent financial institutions with extensive financial industry knowledge and experience across Greater China that is majority-owned and managed by local Hong Kong entrepreneurs and professionals. Our clientele includes PRC banks, privately-owned companies primarily in new economy sectors, and Asia-based families and blue-chip conglomerates, among others.

We operate a full-service platform encompassing three business lines: investment banking, asset management, and strategic investment.

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Investment Banking. We offer a broad range of investment banking services, including equity underwriting, debt underwriting, advisory (on credit rating, financing, and mergers and acquisitions transactions), securities brokerage, institutional sales and distribution, and research, among others.

•	Asset Management. We provide professional investment management and advisory services primarily to corporate and other institutional clients.

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Strategic Investment. We make long-term strategic investments focusing on global financial and new economy sectors. Through investing in market leaders and technological innovators, we gain access to unique opportunities and resources that complement our other businesses and augment our “AMTD SpiderNet” ecosystem.

We align ourselves with clients, shareholders, business partners, and investee companies to build an ever-extending, inter-connected network that creates value for all stakeholders, or the “AMTD SpiderNet” ecosystem.

We believe that our “AMTD SpiderNet” ecosystem is the bedrock of our success. We actively help stakeholders in our ecosystem explore business collaboration opportunities among themselves and provide financial solutions or additional resources needed to facilitate such collaboration. This, in turn, results in enduring relationships within the network, and expand the network by attracting corporations, industry associations, and other institutions seeking business opportunities and efficient channels of resources. This unique “AMTD SpiderNet” ecosystem, coupled with our ability to provide innovative and bespoke solutions, is a key growth driver of our overall businesses.

Our Partnership Approach

We discover and selectively engage a broad range of promising clients with diverse backgrounds and at various stages of development. We offer comprehensive financial services to fulfill the needs of our clients throughout their lifecycles. We stay close to our clients to understand and anticipate their needs. Our services are tailored with a collaborative overlay, providing clients with one-stop solutions.

With each business opportunity, we consider ourselves a business partner for the prospective client, rather than merely a service agency of a particular product or service. We strive to unlock and maximize the extraordinary value embedded in each relationship and to expand opportunities for collaboration and partnership both between us and our clients, as well as among clients. This forms the foundation of our “AMTD SpiderNet” ecosystem and defines our shared firm-wide core values and culture.

Our Services

Investment Banking

Since October 2015, we have operated our investment banking business through one of our wholly-owned subsidiaries, AMTD Global Markets Limited, which is licensed by HKSFC to engage in certain activities regulated under the Securities and Futures Ordinance (Cap. 571) of Hong Kong, such as dealing in securities and future contracts, advising on securities and corporate finance, and providing asset management services. Under our investment banking business, we provide our clients with a full suite of corporate finance services, including underwriting equity and debt offerings, and advising on various financing and mergers and acquisitions transactions.

Our investment banking business provides a one-stop solution for corporate and other institutional clients, both benefiting from and enhancing the synergies within our “AMTD SpiderNet” ecosystem.

Asset Management

Through our asset management business, we provide professional investment management and advisory services primarily to regional banks, corporate and other institutional clients, and family offices. We help manage offshore liquidity for many of our China-based clients, allowing them to tap the flexibility and diversity of investment products available only in the offshore markets.

Through our discretionary account services, we manage assets with diverse risk and return profiles, providing clients with comprehensive, customized investment strategies based on our understanding of their investment needs, risk tolerance, investment goals, and expected return. Non-discretionary account services are managed pursuant to clients’ agreed methodology, conditions, requirements, and restrictions.

Where appropriate, we look to deploy our synergies and introduce clients to the broader network and resources within our “AMTD SpiderNet” ecosystem. Based on their specific needs and risk tolerance levels, our clients have exclusive access to products with tailor-made features to meet their financial and investment needs and optimize their asset allocation.

Strategic Investment

We commenced our strategic investment business in 2015. Our strategic investment business focuses on long-term equity investments using our own capital. We view it as a natural extension of our other businesses, allowing us to deepen our relationship with clients by participating in their value creation and engaging them into the “AMTD SpiderNet.”

Financial Performance

In 2019, 2020, and 2021, we derived total revenue of HK$1.2 billion, HK$1.1 billion and HK$1.4 billion (US$179.2 million), respectively, and derived profit of HK$830.9 million, HK$1.1 billion and HK$1.2 billion (US$156.7 million), respectively.

CORPORATE INFORMATION

Our principal executive offices are located at 23/F Nexxus Building, 41 Connaught Road Central, Hong Kong. Our telephone number at this address is +852 3163-3389. Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at https://www.amtdinc.com. The information contained on our website is not a part of this prospectus.

Additional information with respect to our company is included in the documents incorporated by reference in this prospectus, including our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 18, 2022 (File No. 001-39006), or our 2021 Form 20-F. See “Incorporation of Documents by Reference” in this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described under “Item 3. Key Information—D. Risk Factors” in our 2021 Form 20-F, which is incorporated by reference in this prospectus, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.

Please see “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

USE OF PROCEEDS

Except as may be described otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer for general corporate purposes.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$1,000,000 divided into (i) 8,000,000,000 Class A ordinary shares of a par value of US$0.0001 each and (ii) 2,000,000,000 Class B ordinary shares of a par value of US$0.0001 each.

The following are summaries of material provisions of our fourth amended and restated memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Each Class B ordinary Share shall entitle the holder thereof to twenty votes on all matters subject to vote at our general meetings, and each Class A ordinary share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings. Our ordinary shares are issued in registered form and are issued when registered in our register of members.

Conversion. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. The rights to convert shall be exercisable by the holder of the Class B ordinary share delivering a written notice to the Company that such holder elects to convert a specified number of Class B ordinary shares into Class A ordinary shares. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any person other than our founder, Dr. Calvin Choi, or any other person or entity designated by Dr. Choi, each of such Class B ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary share.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our currently effective memorandum and articles of association provide that our board of directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorize payment of the same out of the fund the Company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Our ordinary shares shall at all times vote together as a single class on all resolutions submitted to a vote of our shareholders (including ordinary resolutions and special resolutions), except as may otherwise be required by law, or otherwise agreed in our currently effective memorandum and articles of association. Subject to any rights and restrictions for the time being attached to any share, on a show of hands every shareholder present in person or by proxy shall, at a general meeting of the Company, each have one vote and on a poll every shareholder present in person or by proxy shall have one note for each Class A ordinary share of which he is the holder and twenty votes for each Class B ordinary share of which he is the holder. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the total number of votes attaching to all issued and outstanding ordinary shares which are present in person or by proxy entitled to vote at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our currently effective memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company with limited liability, we are not obliged by the Companies Act (as revised) to call shareholders’ annual general meetings. Our currently effective memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board of directors. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. One or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such general meeting, present in person or by proxy, shall be a quorum required for any general meeting of shareholders.

The Companies Act (as revised) provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our currently effective memorandum and articles of association provide that upon the requisition of any one or more of our shareholders who together holds shares which carry in aggregate not less than one-third of the total number of votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our currently effective memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Election, Removal and Remuneration of Directors. Unless otherwise determined by our company in general meeting, our currently effective memorandum and articles of association provide that our board will consist of not less than three directors. There are no provisions relating to retirement of directors upon reaching any age limit.

The directors have the power to appoint any person as a director either to fill a vacancy on the board or as an addition to the existing board. Our shareholders may also appoint any person to be a director by ordinary resolution. A director shall not be required to hold any of our shares by way of qualification.

A director may be removed with or without cause by ordinary resolution.

The remuneration of the directors may be determined by the directors or by ordinary resolution of shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and a fee of such maximum sum as the NYSE may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the NYSE, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. The redemption of shares shall be effected in such manner and upon such terms as may be determined, before the issue of such shares, by either the board of directors of the Company or by the shareholders by special resolutions. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act (as revised), the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act (as revised) no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if our company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time, our share capital is divided into different classes or series of shares, the rights attached to any such class or series of shares may, subject to any rights or restrictions for the time being attached to any classes or series, only be materially adversely varied with the consent in writing of the holders of all of the issued shares of that class or series or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights will not, subject to any rights or restrictions for the time being attached to the shares of that class or series, be deemed to be materially adversely varied by the creation, allotment, or issue of further shares ranking pari passu with or subsequent to them. The rights of the holders of shares will not be deemed to be materially adversely varied by the creation or issue of class or series of shares with preferred or other rights including, without limitation, the creation of class or series of shares with enhanced or weighted voting rights.

Issuance of Additional Shares. Our currently effective memorandum and articles of association authorizes our board of directors to issue additional shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our currently effective memorandum and articles of association also authorizes our board of directors to create from time to time one or more classes or series of preferred shares and to determine, with respect to any such class or series of preferred shares, the terms and rights of that class or series, including but not limited to the followings:

•	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

•

whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited; and

•

the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what date, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any share of any other class or any other series of shares.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements.

Anti-Takeover Provisions. Some provisions of our currently effective memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•

authorize our board of directors to create and issue new classes or series of shares (including preferred shares) and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our currently effective memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are incorporated as an exempted company with limited liability under the Companies Act. The Companies Act (as revised) distinguishes between ordinary resident companies and exempted companies. Any company that is incorporated in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be incorporated as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	may issue negotiable or bearer shares or shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil)

Registered Office and Objects

Our registered office in the Cayman Islands is located at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands, or at such other location within the Cayman Islands as our directors may from time to time decide. The objects for which our company is established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•	a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholders);

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our currently effective memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with each of our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our currently effective memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our currently effective memorandum and articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all issued and the outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our currently effective memorandum and articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our currently effective memorandum and articles of association do not provide for cumulative voting.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our currently effective memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (v) is removed from office pursuant to any other provisions of our currently effective memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our currently effective memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of all of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders. There are no limitations imposed by our currently effective memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our currently effective memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years:

From February to April 2019, we completed a restructuring to carve out our investment banking, asset management, and strategic investment businesses from our Controlling Shareholder. In April 2019, we issued one Class B ordinary share to our Controlling Shareholder.

In March 2019, we issued a warrant to Value Partners Greater China High Yield Income Fund, or Value Partners, for an aggregate consideration of US$2 million. In April 2019, Value Partners exercised the warrant in full and settled the exercise price of US$10 million, and we issued 1,666,666 Class A ordinary shares to Value Partners.

Between April and June 2019, we issued an aggregate of 8,236,838 Class A ordinary shares in a series of transactions to 15 institutional and individual investors for an aggregate consideration of US$53.5 million.

In August 2019, we issued and sold a total of 23,873,655 ADSs representing 23,873,655 Class A ordinary shares at an initial offering price of US$8.38 per ADS at our initial public offering, taking into account the underwriters’ full exercise of their over-allotment option.

In December 2019, we issued and sold (i) a total of 7,307,692 Class A ordinary shares and 4,526,627 Class B ordinary shares for an aggregate amount of US$100 million (representing a per share price of US$8.45) to Value Partners, Ariana Capital Investment Limited, and Infinity Power Investments Limited, and (ii) a convertible note due 2023 in an aggregate principal amount of US$15 million to Value Partners, all in the form of private placement pursuant to an exemption from registration with the SEC under the Securities Act.

In March 2020, we listed a US$1.0 billion medium term note program, or the MTN Program, for a period of twelve months by way of debt issues to professional investors (as defined in Chapter 37 of the Rules Governing the Listing of Securities on SEHK and in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) on the SEHK. Under the MTN Program, we may from time to time issue medium term notes or perpetual securities up to an aggregate amount of US$1.0 billion. In April 2020, we dual-listed the MTN Program on the SGX-ST. Later in the same month, we extended an invitation to holders of the US$200 million 7.625% senior perpetual securities of AMTD Group, or the Existing Securities, to offer exchange any and all of their outstanding Existing Securities for new securities to be issued by us under our MTN Program. In May 2020, we issued US$200 million 7.25% senior perpetual securities and SG$50 million 4.5% senior perpetual securities.

In September 2021, we repurchased approximately 69.1 million Class B ordinary shares from AMTD Group for HK$5 billion (US$0.6 billion).

In October 2021, we redeemed perpetual securities with a principal amount of SG$11,188,000 (US$8.3 million) as part of our active balance sheet management targeting for early repayment of outstanding exposures.

In January 2022, we issued 1,856,436 Class A ordinary shares pursuant to exercise of convertible notes by Value Partners.

From January to April 2022, we issued an aggregate of 8,411,214 Class A ordinary shares and 3,271,028 Class B ordinary shares through a private placement of US$50 million to a number of reputable professional investors.

In February 2022, we issued an aggregate of 67,200,330 Class A ordinary shares and 51,253,702 Class B ordinary shares to certain shareholders of AMTD Digital Inc., including AMTD Group, for the acquisition of a majority stake in AMTD Digital Inc.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent one Class A ordinary share (or a right to receive one Class A ordinary share) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents see “Where You Can Find More Information About Us.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 40 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$0.05 (or less) per ADS per calendar year	Depositary services

Persons depositing or withdrawing shares or ADS holders must pay:	For:

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement)

Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your

ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges, or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

•	90 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

•	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

•	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

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are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;.

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

Arbitration Provision

The deposit agreement gives the depositary or an ADS holder asserting a claim against us the right to require us to submit that claim to binding arbitration in New York under the Rules of the American Arbitration Association, including any U.S. federal securities law claim. However, a claimant could also elect not to submit its claim to arbitration and instead bring its claim in any court having jurisdiction of it. The deposit agreement does not give us the right to require anyone to submit any claim to arbitration.

DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:

•	the title and nominal value of the preferred shares;

•	the number of preferred shares we are offering;

•	the liquidation preference per preferred share, if any;

•	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

•	whether preferential subscription rights will be issued to existing shareholders;

•	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up our company;

•	the procedures for any auction and remarketing, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred shares on any securities exchange or market;

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whether the preferred shares will be convertible into our Class A ordinary shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Class A ordinary shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred shares;

•	preemption rights, if any;

•	other restrictions on transfer, sale or assignment, if any;

•	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

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any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors is authorized to create from time to time one or more classes or series of preferred shares and to determine, with respect to any such class or series of preferred shares, the terms and rights of that class or series. Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase Class A ordinary shares and preferred shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Cayman Islands or United States federal income tax consequences;

•	the antidilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase Class A ordinary shares, including Class A ordinary shares represented by ADSs. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Class A ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Most of our operations are conducted in Hong Kong, and substantially all of our assets are located in Hong Kong. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Travers Thorp Alberga, our counsel as to the laws of the Cayman Islands has advised us that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers, predicated upon the securities laws of the United States or any state in the United States.

Travers Thorp Alberga has informed us that a judgment obtained in any federal or state court in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. There is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Such uncertainty relates to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company or its directors and officers. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

Hong Kong

Justin Chow & Co., Solicitors LLP, our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS

Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer, sell and lend some or all of the ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders (if any) may sell the ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders (if any) may also sell, transfer or otherwise dispose of some or all of the ordinary shares or ADSs held by them in transactions exempt from the registration requirements of the Securities Act.

If any selling shareholder is to offer and sell ordinary shares or ADSs pursuant to this prospectus, we will provide you with a prospectus supplement, which will set forth the name of each selling shareholder (if any), the number of ordinary shares beneficially owned by such selling shareholder and the number of the ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders (if any) have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;

•	through agents;

•	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers in negotiated sales or competitively bid transactions; or

•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

We and/or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We and/or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act From time to time, we and/or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We and/or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we and/or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we and/or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us and/or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and/or the selling shareholders named in the applicable prospectus supplement, to indemnification by us and/or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.

The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, AMTD IDEA Group and its subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares offered in any offering and legal matters as to Cayman Islands law will be passed upon for us by Travers Thorp Alberga. Certain legal matters as to Hong Kong law will be passed upon for us by Justin Chow & Co., Solicitors LLP. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Travers Thorp Alberga, with respect to matters governed by Cayman Islands law, and Justin Chow & Co., Solicitors LLP, with respect to matters governed by Hong Kong law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement.

EXPERTS

The financial statements of AMTD IDEA Group incorporated by reference in this prospectus have been audited by Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The offices of Deloitte Touche Tohmatsu are located at 35/F, One Pacific Place, 88 Queensway, Hong Kong.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed on April 18, 2022 (File No. 001-39006);

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•

the description of the securities contained in our registration statement on Form 8-A filed on July 25, 2019 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

AMTD IDEA Group

23/F Nexxus Building, 41 Connaught Road Central, Hong Kong

Telephone: +852 3163-3389

ir@amtdinc.com

Attention: AMTD IR Office

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.